SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 29, 2004

THERMADYNE HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-23378	74-2482571

(Commission File Number)	(IRS Employer Identification No.)

16052 Swingley Ridge Road, Suite 300, Chesterfield, MO	63017

(Address of Principal Executive Offices)	(Zip Code)

(636) 728-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

THERMADYNE HOLDINGS CORPORATION

FORM 8-K

Item 5. Other Events and Required FD Disclosure.

     On January 30, 2004, the registrant announced the pricing of its offering of $175 million in aggregate principal amount of Senior Subordinated Notes due 2014. A copy of the press release issued in connection with such action is attached hereto as Exhibit 99.1.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

     See the Exhibit Index attached to this report and incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2004

THERMADYNE HOLDINGS CORPORATION

	By:	/s/ James H. Tate

James H. Tate Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release of Thermadyne Holdings Corporation dated January 30, 2004.

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